Exhibit 10.2
EMERGENT BIOSOLUTIONS INC.
DIRECTOR STOCK OPTION AGREEMENT
     A Stock Option award (hereinafter, “Stock Option” or “Option”) is hereby granted by Emergent BioSolutions Inc., a Delaware corporation (“Company”), to the Director named below (“Optionee”), for and with respect to the Class B nonvoting common stock of the Company (“Common Stock”), subject to the terms and conditions contained in this Agreement (“Option Agreement”).
          1. Grant of Options
     Subject to the provisions set forth herein, and in consideration of the agreements of Optionee herein provided, the Company hereby grants to Optionee a Stock Option to purchase from the Company the number of shares of Common Stock, at the purchase price per share (“Option Exercise Price”) and on the schedule, all as set forth below. Such Stock Option is sometimes referred to herein as the “Award.” At the time of exercise of the Stock Option, payment of the purchase price must be made in cash or such other form of consideration permitted in this Option Agreement.
     The Option is not intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”).
Name of Optionee:
Number of Shares Subject to Stock Option:
Option Exercise Price Per Share:
Date of Grant:
Expiration Date:
          2. General Administration
     The Company’s board of directors (“Board”) has the authority to construe, interpret and implement this Option Agreement. The determination of the Board on all matters relating to this Option Agreement shall be final, binding and conclusive on all persons. No Board member shall be liable for any action or determination made in good faith with respect to this Option Agreement. This Option Agreement is not intended to provide deferred compensation within the meaning of Code section 409A and shall be interpreted in a manner to avoid the application of that section. Any provision in this Option Agreement that would necessarily result in the application of Code section 409A shall be null and void.
          3. Vesting Schedule and Conditions to Exercisability of Options:

Vesting Schedule	Date First Exercisable	Expiration Date
33 1/3%	[ ]	[ ]

33 1/3%	[ ]	[ ]

33 1/3%	[ ]	[ ]
     Any Option not exercised by 5:00 p.m. Eastern Standard Time on [                      ] shall expire at such time. The exercise of all or any portion of the Award is conditioned upon the acceptance by Optionee of the terms hereof as evidenced by his execution of this Option Agreement in the space provided therefore at the end hereof and the return of an executed copy to the Secretary of the Company.
     The Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Company or its designee accompanied by payment of the Option Exercise Price, (a) by delivering such notice at the principal executive offices of the Company no later than the expiration date, or (b) by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the Company’s principal executive offices at least three business days prior to the expiration date. The notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised. The notice of exercise, once given, shall be irrevocable.
     Prior to a Public Offering of Stock, the Option Exercise Price shall be paid in full, at the time of exercise, in United States dollars in cash or by check. After a Public Offering of Stock, the Option Exercise Price shall be paid in full, at the time of exercise, either: (i) in United States dollars in cash or by check; (ii) with the Board’s approval, surrendering Common Stock or delivering a properly executed form of attestation of ownership of Common Stock as the Board may require (including withholding shares otherwise deliverable upon exercise of the Option) which have on the date of surrender or attestation a Fair Market Value in the aggregate equal to such Option Exercise Price and that have been held by the Optionee for at least six months prior to the surrender or attestation; (iii) with the Board’s approval, by directing the Company to deduct from the shares issuable upon the exercise of an Option a number of whole shares having a Fair Market Value, as determined by the Board, equal to the Option Exercise Price (an exercise in accordance with (iii) shall necessarily involve the surrender and cancellation of the Option with respect to the shares deducted); or (iv) with the Board’s approval, by any combination of (i) (iii) above. A “Public Offering of Stock” shall be deemed to have occurred upon the effective date of a registration statement to sell common stock of the Company, of any class, on a national securities exchange or over the counter market.
     For purposes of this Option Agreement, “Fair Market Value” per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on the principal national securities exchange, if any, on which the shares of Common Stock shall then be listed for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the last sales price per share of Common Stock entered on a national inter-dealer quotation system for the last preceding date on which there was a sale of such Common Stock on such national inter-dealer quotation system, or (iii) if no closing or last sales price per share of Common Stock is entered on a national inter-dealer quotation system, the average of the closing bid and asked prices for the shares of Common Stock in the over-the-counter market for the last preceding date on which there was a quotation for such Common Stock in such market.
          4. Cessation of Board Membership
     (a) Upon the Optionee’s cessation of Board membership, as determined by the Board, other than by death, or long-term disability (as defined in the Company’s long-term disability plan) or termination without cause as determined by the Board, any portion of an Option not theretofore exercised shall terminate simultaneously upon the Optionee’s cessation of Board membership, except to the extent otherwise provided in Section 4(c).
     (b) Upon the Optionee’s cessation of Board membership, as determined by the Board, by death or long-term disability or termination without cause, exercise must occur prior to 5:00 p.m. (Eastern Time) on the 90th day after the cessation of Board membership (even if such date occurs after the date the Option would otherwise have expired but for this provision). Any exercise of an Option following the Optionee’s death or long-term disability shall be made only by the Optionee’s executor or administrator or other duly appointed representative, as the case may be, reasonably acceptable to the Board, unless the Optionee’s will specifically disposes of such Option, in which case such exercise shall be made only by the recipient of such specific disposition. If the Optionee’s legal representative or the recipient of a specific disposition under the Optionee’s will is entitled to exercise any Option pursuant to the preceding sentence, such representative or recipient shall be bound by the provisions of this Option Agreement to which the Optionee’s Options are subject, and such representative or recipient must execute the then applicable stockholders’ agreement as a condition to the exercise of any such Option. Any portion of an Option not exercised in accordance with this Section 4(b) shall terminate simultaneously upon the expiration of the applicable exercise period after cessation of Board membership, except to the extent otherwise provided in Section 4(c).
     (c) The Board may waive or modify the application of any of the foregoing provisions of this Section 4.
          5. Adjustment to Shares Subject to the Option and Company’s Purchase Option
     (a) If there is any change in the number of outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split, reverse stock split, recapitalization, reclassification of shares, combination or exchange of shares, or by reason of any merger, consolidation, spin-off or other corporate reorganization in which the Company is the surviving corporation, the number of shares of Common Stock available for issuance both in the aggregate and with respect to each outstanding Option, and the purchase price per share under each outstanding Option, shall be equitably adjusted by the Board, whose determination shall be final, binding and conclusive. In the event of any merger, consolidation or combination of the Company with or into another corporation (other than a merger, consolidation or combination in which the Company is the surviving corporation and which does not result in any reclassification or other change in the number of outstanding shares of Common Stock), the Optionee shall have the right thereafter and during the term of each such Option to receive upon exercise (subject to the provisions of the Option Agreement) of such Option, for each share of Common Stock as to which the Option shall be exercised, the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof which would have been received upon such merger, consolidation or combination by the holder of one share of Common Stock immediately prior to such merger, consolidation or combination; provided that any substitution or assumption of an Option in connection with a corporate transaction to which Treasury Regulation Section 1.424-1 would apply if the Option was an Incentive Stock Option under Code Section 422 shall comply with the requirements of Treasury Regulation Section 1.424.1.
     (b) Company’s Purchase Option.
          (1) Upon the occurrence of a Change In Control, the Company shall have the option to purchase and redeem from the Optionee, or executor or administrator or other duly appointed representative of such Optionee, all the Options owned by said Optionee or held for the benefit of said Optionee pursuant to this Option Agreement, for a purchase price equal to the difference between the Option Exercise Price and the Fair Market Value (as defined in Section 3). In the event that the Company exercises its right to repurchase Optionee’s Options pursuant to this Section 5(b), any unvested Options shall be deemed fully vested on the day preceding the date the Company exercises its repurchase option.
          (2) For purposes of this Section 5(b), a “Change In Control” shall be deemed to have occurred when any “person,” including a “group,” as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (collectively, the “Exchange Act”), becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of more than 50% of the outstanding voting common stock of the Company.
          (3) The aforesaid option contained in this Section 5(b) shall be exercised by the Board by written notice to such Optionee, executor or administrator or other duly appointed representative of Optionee, at any time during the six month period following the date of the Change in Control or such longer period of time as is reasonable.
          (4) The closing of any purchase pursuant to this Section 5(b) (the “Closing”) shall be held at the place designated by the Company within 30 days after the date of delivery of the Board’s written notice of its intent to exercise such purchase option.
          (5) The aggregate purchase price payable pursuant to this Section 5(b) shall be paid either as a lump sum at Closing, or as follows, at the discretion of the Company. At the Closing, the Company shall make a cash down payment of 35% of the purchase price and shall execute and deliver to the Optionee, or executor or administrator or other duly appointed representative of such Optionee, a negotiable promissory note, representing the balance of the purchase price. Such note shall be payable in 4 equal semi-annual installments of principal, the first of which shall be due and payable 6 months from the date of Closing and each of which shall be accompanied by a payment of all interest accrued to the date thereof at the Mid Term Applicable Federal Rate, pursuant to Section 1274 of the Code, established for the month of the Closing, compounded monthly. Such note may be prepaid in whole or in part, together with all interest accrued to the date of such prepayment, at any time at the option of the Company, without penalty or premium.
          6. Status as a Stockholder
     Neither Optionee nor any other person entitled to exercise the Stock Option under the terms hereof shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any Common Stock issuable on exercise of the Stock Option, until the date of the issuance of a stock certificate for such Common Stock. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5(a) above. Prior to the transfer to the Optionee of a certificate representing shares of Common Stock acquired pursuant to the exercise of an Option, the Company shall require the Optionee to become a party to the then current version of a stockholders’ agreement including a limitation on the transferability of shares of Common Stock and a right on the part of the Company to repurchase shares of Common Stock from its stockholders as provided under the terms of the stockholders’ agreement. A copy of such stockholders’ agreement shall be prepared and distributed to Optionee prior to the first date any Option granted hereunder first becomes exercisable. The form of stockholders’ agreement in effect as of the Date of Grant is attached hereto as Attachment A.
          7. Delivery of Option Agreement
     If the Award shall be exercised in whole, this Option Agreement shall be surrendered to the Company for cancellation. If the Award shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Option Agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock. An Award may not be exercised for a fraction of a share of Common Stock.
          8. Nontransferability of Options
     Options shall not be transferable other than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee’s legal representative.
          9. Miscellaneous
     The grant of the Award hereunder shall not be deemed to give the Optionee the right to be retained as a director of the Company or in any other capacity or to affect the right of the Company to discharge the Optionee in his capacity as a director or otherwise at any time, with or without cause.
          10. Taxes
     (a) The Company makes no representations by way of this Option

Agreement, or otherwise, with respect to the actual tax consequences of the grant or exercise of this Award or the subsequent disposition of the Common Stock acquired under this Award.
     (b) No shares shall be delivered to the Optionee or other person until such Optionee or other person has made arrangements acceptable to the Board for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of shares. Upon exercise of an Option, the Company or its designee shall have the right to deduct from the shares issuable upon the exercise of the Option, or to accept from Optionee (with the approval by the Company or its designee) the tender of, a number of whole shares having a Fair Market Value (as defined in Section 3) equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such Option or the shares acquired upon the exercise thereof. Alternatively, or in addition, the Company or its designee, in its sole discretion, shall have the right to require Optionee, through payroll withholding, cash payment or otherwise, including by means of a cashless exercise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Option, or the shares acquired upon the exercise thereof.
          11. Governing Law
     The Award and this Option Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Delaware without giving effect to principles of conflict of laws.
          12. Amendment and Termination
     The Board may cancel any outstanding Option and grant a new Option in substitution therefore, provided that the Board shall consider the impact of the Code section 409A on any such cancellation and substitution. The Board also may amend or revise the Option Agreement, including any amendment which would: (i) accelerate the time or times at which the Option becomes unrestricted or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Option Agreement; or (iii) waive or amend the operation of Section 4 above with respect to the termination of the Option upon cessation of Board membership; provided the Board shall consider the impact of Code section 409A on any such amendment or revision. However, any such cancellation or amendment that materially impairs the rights or materially increases the obligations of the Optionee shall be made only with the consent of the Optionee (or, upon the Optionee’s death, the person having the right to exercise the Option).

Emergent BioSolutions Inc., a Delaware Corporation

By:

Name:
Title:
The undersigned hereby accepts the foregoing Award and the terms and conditions hereof.

Name:
Date: